EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share of AgileThought, Inc., a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.  This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of April 12, 2022.

NEXXUS CAPITAL PRIVATE EQUITY FUND VI, L.P.

By:	/s/ Arturo José Saval Pérez
Name: Arturo José Saval Pérez
Title: Attorney-in-Fact

By:	/s/ Roberto Langenauer Neuman
Name: Roberto Langenauer Neuman
Title: Attorney-in-Fact

BANCO NACIONAL DE MÉXICO, S.A., MEMBER OF GRUPO FINANCIERO BANAMEX, DIVISIÓN FIDUCIARIA, IN ITS CAPACITY AS TRUSTEE OF THE IRREVOCABLE TRUST NO. F/173183

By:	/s/ Arturo José Saval Pérez
Name: Arturo José Saval Pérez
Title: Attorney-in-Fact

By:	/s/ Roberto Langenauer Neuman
Name: Roberto Langenauer Neuman
Title: Attorney-in-Fact

ROBERTO LANGENAUER NEUMAN

By:	/s/ Roberto Langenauer Neuman

ARTURO JOSÉ SAVAL PÉREZ

By:	/s/ Arturo José Saval Pérez

[Signature Page to Joint Filing Agreement]